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                                                                       Exhibit P
                                 CODE OF ETHICS
                               DUPREE MUTUAL FUNDS
I.    Purpose
      This Code of Ethics is adopted this 7/th/ day of March 2000, pursuant to the requirements of the Securities and Exchange Commission Regulation 270.17j-1. It is intended to implement the requirement of Section 17j of the Investment Advisors Act of 1940. 15 USC 80a-17j.
      The purpose of the Act and this Code is to prevent and prohibit any act to defraud the Dupree Mutual Funds, (hereinafter called the "Trust") which currently consists of nine series:
          Alabama Tax-Free Income Series
          Alabama Tax-Free Short-to-Medium Series
          Kentucky Tax-Free Income Series
          Kentucky Tax-Free Short-to-Medium Series
          Mississippi Tax-Free Income Series
          Mississippi Tax-Free Short-to-Medium Series
          North Carolina Tax-Free Income Series
          North Carolina Tax-Free Short-to-Medium Series
          Tennessee Tax-Free Income Series
          Tennessee Tax-Free Short-to-Medium Series

          Intermediate Government Bond Series


but also will include any series which may be added in the future, and to guard against potential conflict of interest by access persons and investment advisors of the Trust.
II.   Application
      This Code shall apply to access persons of the Trust as defined below. The Trust will require that its investment advisor adopt a code of ethics which complies with SEC Regulation Section 270-17j.
III.  Definitions

      A.  An access person means:
          Any trustee, officer, general partner, or advisory person of the Trust.
      B.  An advisory person means:
          a) Any employee of the Trust or its investment advisor who in connection with his or her regular duties makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
          b) Any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security.
      C. Control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. The definitions and presumptions contained in 15 USC 80-2a shall apply in determinations of "control".
      D. Purchase or sale includes the writing of options to buy or sell a security.
      E. Security does not include securities issued by the Government of the United States, bankers acceptances, bank certificates of deposit, commercial paper and shares of a registered open-end investment company.
      F. Security held or to be acquired means any security as defined in this rule which , within the most recent 15 days, (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust or its investment advisor for purchase by the Trust.
IV.   Conduct Prohibited:

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      A.  It shall be a violation of this Code of Ethics of the Trust for any access person in connection with the purchase or sales, directly or indirectly, by such person of a security held or to be acquired by the
          Trust:
          1) to employ any device, scheme or artifice to defraud the Trust.
          2) to make to the Trust any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
          3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or
          4) to engage in any manipulative practice with respect to the Trust.
      B.  Prior approval of any transaction by the Board of Trustees shall be an indication that the transaction was undertaken in good faith and without any intent to defraud the Trust or its shareholders.
V.    Procedures for Enforcement
      A. Any person holding securities in the Trust who believes a violation of this Code of Ethics has been or is about to be committed shall be provided an opportunity to present such facts in his or her possession to the Board of Trustees.
      B. The complaint shall be sworn and such documents shall be submitted to the Board of Trustees.
      C. One or more members of the Board of Trustees, except those who are themselves access persons or advisory persons, shall be designated as a board of inquiry to a) determine the facts of the complaint; b) investigate the merits of the complaint; and c) issue findings of fact regarding the occurrence or non-occurrence of any violation.
      D. In the event of a finding by the board of inquiry of a violation of this Code of Ethics, the full Board of Trustees except those access persons or advisory persons who are found to be in violation, shall have the power to
          1) immediately terminate any investment advisory contract by any investment advisor in violation of this code;
          2) require immediate filing of the required reports(s);
          3) require immediate divestiture of any security acquired as a result of insider information and the transfer to the Trust of any profits acquired thereby; or any loss incurred to be held as a liability by the person responsible for the violation;
          4) require the return to the Trust of any profits acquired as a result of any sale made to it in violation of this Code of
             Ethics;
          5) require the termination of employment for cause of any access person found to be in violation of this Code;
          6) Initiate any legal proceedings necessary to redress the violation discovered.
VI.   Reports Required: (Section VI, paragraphs A-D amended May 28,2003)
      a. Every access person (except as provided in VI e below) must report to the Trust with regard to transactions in any indirect obligations of the United States Government and any tax-exempt security of Alabama, Kentucky, Mississippi, North Carolina, Tennessee, but also will include any additional states in which series may be added in the future, or their political subdivisions in which that person has or acquires direct or indirect beneficial interest in the security. Such report may contain a statement that the report shall not be construed as an admission that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

      b. An initial holdings report shall be filed with the Board of Trustees of the Trust no later than 10 days after the person becomes an access person. The report shall contain:
          1. The name of the access person

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          2. The title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person.
          3. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and
          4. The date that the report is submitted by the access person.
      c. A quarterly holdings report shall be filed with the Board of Trustees of the Trust no later than 10 days after the end of the calendar quarter in which the transaction to which the reports relate occurs. The report shall contain:
          1. The name of the access person;
          2. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
          3. The nature of the transaction, i.e. purchase or sale or any other type of acquisition or disposition;
          4. The price of the Covered Security at which the transaction was effected;
          5. The name of the broker, dealer, or bank through which such transaction was effected; and
          6. The date that the report is submitted by the access person.
          With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:
          a) The name of the broker, dealer or bank with whom the access person established the account;
          b) The date the account was established; and
          c) The date that the report is submitted by the access person.
      d. An annual holdings report shall be filed with the Board of Trustees no later than 30 days following the close of the Trust's fiscal year, which report shall be current as of a date no more than 30 days before the report is submitted. The report shall contain:
          1. The title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership; and
          2. The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and
          3. The date that the report is submitted by the access person.
      e.  The report shall not be required if:
          1. The person does not have any direct or indirect influence over the account; or
          2. The person is not an "interested person" of a registered investment company within the meaning of 15 USC 80a 2(a)(19) and would be required to make the report solely by reason of being a trustee of the Trust. If, however, such trustee knew or in the ordinary course of fulfilling the responsibilities of a trustee, should have known that during the 15 day period immediately before or after the date of the transaction by the trustee the security is or was purchased or sold by the Trust or was considered for purchase or sale by the Trust or its investment advisor this exception shall not apply, and a report shall be filed.

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          3. The principal underwriter as to which such person is an access person (i) is not an affiliated person to the Trust or any investment advisor of the Trust and (ii) has no officers, trustee or general partners of the Trust or its investment advisor; or
          4. A report made to an investment advisor would duplicate other information recorded pursuant to Rules 204-2(a) or 204 (2) (a)
             (13) of the Investment Advisors Act of 1940.

      A. Every access person (except as provided in VI D below) must report to the Trust with regard to transactions in any indirect obligations of the United States Government and any tax-exempt security of Alabama, Kentucky, Mississippi, North Carolina, Tennessee, but also will include any additional states in which series may be added in the future, or their political subdivisions in which that person has or acquires direct or indirect beneficial interest in the security. Such report may contain a statement that the report shall not be construed as an admission that he or she has any direct or indirect beneficial ownership in the security to which the report relates.
      B. This report shall be filed with the Board of Trustees of the Trust no later than 10 days after the end of the calendar quarter in which the transaction to which the reports relates occurs. The report shall contain:
          1) The name of the access person
          2) The date of the transaction
          3) The title and number of shares
          4) The principal amount of each security involved
          5) The nature of the transaction, i.e. purchase or sale or any other type of acquisition or disposition
          6) The price at which the transaction was effected
          7) The name of the broker, dealer, or bank through which such transaction was affected.
      D.  The report shall not be required if:
          1) The person does not have any direct or indirect influence over the account; or
          2) The person is not an "interested person" of a registered investment company within the meaning of 15 USC 80a 2(a) (19) and would be required to make the report solely by reason of being a trustee of the Trust. If, however, such trustee knew or in the ordinary course of fulfilling the responsibilities of a trustee, should have known that during the 15 day period immediately before or after the date of the transaction by the trustee the security is or was purchased or sold by the Trust or was considered for purchase or sale by the Trust or its investment advisor this exception shall not apply, and a report shall be filed.
          3) The principal underwriter as to which such person is an access person (i) is not an affiliated person to the Trust or any investment advisor of the Trust and (ii) has no officers, trustee or general partners of the Trust or its investment advisor; or
          4) A report made to an investment advisor would duplicate other information recorded pursuant to Rules 204-2 (a) or 204 (2) (a)
             (13) of the Investment Advisors Act of 1940.
VII.  Listing of Access Person; Notice Required
      The Trust shall identify and require its investment advisor to identify to it all access persons who are required to make the reports required in
      Section VI. Such persons shall be informed by letter of their duty to make such reports, the date and place of such filing, and shall be provided with appropriate forms for the report.
VIII. Records Maintained
      A.  The Trust will maintain the following records at its offices:
          1) A copy of this Code of Ethics or any succeeding code.
          2) A record of any violation of this Code and any action taken as a result of such violation.
          3) A copy of each report made pursuant to Section III above.
          4) A list of all persons who are, or within the past five years have been, required to make such reports.
      B.  These records shall be maintained for a period of five years.
      C. These records shall be kept in an easily accessible place and shall be available to the Securities and Exchange Commission or its representative at reasonable times for inspection and examination.
IX. Each member of the Board of Trustees shall acknowledge this Code of Ethics and his or her duties hereunder. This acknowledgment shall be made in writing at the time of adoption and thereafter upon election or re-election to the Board of Trustees of the Trust.

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Code of Ethics
--------------

The Code of Ethics is adopted pursuant to the requirements of the Securities and Exchange Commission Regulation 17j-1. It is intended to implement the requirement of Section 17j of the Investment Company Act of 1940. 15 USC 80a-17j.
The purpose of the Act and this Code is to prevent and prohibit any act to defraud any customers of Dupree & Company, Inc. (hereinafter called the "Dupree") which currently acts as an Investment Advisor.
Application
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This Code shall apply to access persons of Dupree as defined below.
Definitions
-----------
      A.  An access person means:
          Any  director, officer, general partner, or advisory person of Dupree.
      B.  An advisory person means:
          a) Any employee of the Dupree who in connection with his or her regular duties makes, participates in, or obtains information regarding the purchase or sale of a security by Dupree, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
          b) Any natural person in a control relationship to Dupree who obtains information concerning recommendations made to the Investment Adviser's customers with regard to the purchase or sale of a security.
      C. Control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. The definitions and presumptions contained in 15 USC 80-2a shall apply in determinations of "control".
      D. Purchase or sale includes the writing of options to buy or sell a security.
      E. Covered Security means a security as defined in section 2(a)(36) of the Investment Company Act of 1940, except that it does not include securities issued by the Government of the United States, bankers acceptances, bank certificates of deposit, commercial paper and shares of a registered open-end investment company.
      F. Security held or to be acquired means any covered security which , within the most recent 15 days, (i) is or has been held by Dupree's advisory clients, or (ii) is being or has been considered by Dupree for the client's benefit for purchase
      IV. Conduct Prohibited:
      A. It shall be a violation of this Code of Ethics for any access person in connection with the purchase or sales, directly or indirectly:
          1) to employ any device, scheme or artifice to defraud Dupree's advisory clients.
          2) to make to any advisory client any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
          3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the advisory customer; or
          4) to engage in any manipulative practice with respect to the client.
      B. Prior approval of any transaction by the compliance officer shall be an indication that the transaction was undertaken in good faith and without any intent to defraud the advisory client.
V.    Procedures for Enforcement

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      A.  Any advisory client, access person or other individual who believes a violation of this Code of Ethics has been or is about to be committed shall be provided an opportunity to present such facts in his or her possession to the President.
      B. The complaint shall be sworn and such documents shall be submitted to the President.
      C. One or more members of the Board of Directors, except any who are themselves the subject of the complaint, shall be designated as a board of inquiry to a) determine the facts of the complaint; b) investigate the merits of the complaint; and c) issue findings of fact regarding the occurrence or non-occurrence of any violation.
      D. In the event of a finding by the board of inquiry of a violation of this Code of Ethics, the full Board of Directors except those access persons or advisory persons who are found to be in violation, shall have the power to
          1) immediately terminate any investment advisory contract by any investment advisor in violation of this code;
          2) require immediate filing of the required reports(s);
          3) require immediate divestiture of any security uired as a result of insider information and the transfer to Dupree of any profits acquired thereby; or any loss incurred to be held as a liability by the person responsible for the violation;
          4) require the return to the affected advisory client of any profits acquired as a result of any sale made to it in violation of this Code of Ethics;
          5) require the termination of employment for cause of any access person found to be in violation of this Code;
          6) Initiate any legal proceedings necessary to redress the violation discovered.

VI.   Reports Required:
      A. Every access person (except as provided in VI E below) must report to Dupree with regard to transactions in any securities in which Dupree may act as Investment Advisor in behalf of Dupree's Advisory clients. Such report may contain a statement that the report shall not be construed as an admission that he or she has any direct or indirect beneficial ownership in the security to which the report relates.
      B.  An initial holdings report shall be filed with the compliance officer of Dupree no later than 10 days after the person becomes an access person. The report shall contain:
          1) The name of the access person
          2) The title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person.
          3) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and
          4) The date that the report is submitted by the access person.
      C. A quarterly holdings report shall be filed with the compliance officer of Dupree no later than 10 days after the end of the calendar quarter in which the transaction to which the reports relates occurs. The report shall contain:
          1) The name of the access person
          2) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
          3) The nature of the transaction, i.e. purchase or sale or any other type of acquisition or disposition
          4) The price of the Covered Security at which the transaction was effected

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          5) The name of the broker, dealer, or bank through which such transaction was effected; and
          6) The date that the report is submitted by the access person.
          7) With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:
          a) The name of the broker, dealer or bank with whom the access person established the account;
          b) The date the account was established; and
          c) The date that the report is submitted by the access person.

      D. An annual holdings report shall be filed with the compliance officer of Dupree no later than 30 days following the close of Dupree's fiscal year, which report shall be current as of a date no more than 30 days before the report is submitted. The report shall contain:
               1. The title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership; and
               2. The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and
               3. The date that the report is submitted by the access person.
      E.  The report shall not be required if:
          1) The person does not have any direct or indirect influence over the account; or
          2) A report made to an investment advisor would duplicate other information recorded pursuant to Rules 204-2 (a) or 204 (2) (a)
             (13) of the Investment Company Act of 1940.
VII.  Listing of Access Person; Notice Required
      Dupree shall identify and require identification of all access persons who are required to make the reports required in Section VI. Such persons shall be informed by letter of their duty to make such reports, the date and place of such filing, the identity of the compliance officer and shall be provided with appropriate forms for the report.
VIII. Records Maintained
      A.  Dupree will maintain the following records at its offices:
          1) A copy of this Code of Ethics or any succeeding code.
          2) A record of any violation of this Code and any action taken as a result of such violation.
          3) A copy of each report made pursuant to Section III above.
          4) A list of all persons who are, or within the past five years have been, required to make such reports.
      B.  These records shall be maintained for a period of five years.
      C. These records shall be kept in an easily accessible place and shall be available to the Securities and Exchange Commission or its representative at reasonable times for inspection and examination.
IX. Each access person of Dupree shall acknowledge this Code of Ethics and his or her duties hereunder. This acknowledgment shall be made in writing at the time of adoption and at the time of initial hiring.

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X.    Any access person must obtain prior approval from the President before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

XI.   Review of reports - Upon receipt of the several reports delineated in
      Section VI above, the Compliance Officer shall review said reports to ascertain whether any access person has engaged in a securities transaction involving a covered security which , within the 15 days before or after the transaction, (i) was or had been held by Dupree's advisory clients, or (ii) was or had been considered by Dupree for the client's benefit for purchase.If such a transaction is revealed by the review, the Compliance Officer shall report this to the President for further action, including employee disciplinary action, if appropriate.


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